SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the registrant |X|

        Filed by a party other than the registrant |_|

        Check the appropriate box:

        | | Preliminary proxy statement
        |X| Definitive proxy statement
        |_| Definitive additional materials
        |_| Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12

                             JANUS INDUSTRIES, INC.
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                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

        |X| No fee required
        |_| Fee computed on table per Exchange Act Rules
            14a-6(i)(4) and 0-11

        (1)  Title of each class of securities to which transaction applies:
                                      N.A.
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        (2)  Aggregate number of securities to which transaction applies:
                                      N.A.
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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                      N.A.
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        (4) Proposed maximum aggregate value of transaction:
                                      N.A.
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        (5) Total fee paid:
                                      N.A.
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        |_| Fee paid previously with preliminary materials:
                                      N.A.
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        |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:
                                      N.A.
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        (2) Form, Schedule or Registration Statement No.:
                                      N.A.
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        (3) Filing Party:
                                      N.A.
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        (4) Date Filed:
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

                             JANUS INDUSTRIES, INC.

                      2300 CORPORATE BLVD. N.W., SUITE 232
                         BOCA RATON, FLORIDA 33431-8596
               TELEPHONE (561) 994-4800, FACSIMILE (561) 997-5331


Louis S. Beck
Chairman                                                     September   4, 1997


To Our Stockholders:

         On behalf of the Board of Directors of Janus Industries, Inc. (the "Company"), I cordially invite you to attend the 1997 Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 a.m. Eastern time, on September 29, 1997, at the Holiday Inn, 1950 Glades Road in Boca Raton, Florida, one of the hotels managed by the Company. The formal notice of the Annual Meeting appears on the next page. During the meeting, stockholders who are present will have the opportunity to meet and ask questions of our senior management team.

         We believe that interaction between stockholders and management is important and hope that you will be able to attend the Annual Meeting.

         Whether or not you are able to attend the Annual Meeting, it is important that your views be represented. To be sure that happens, please sign and date the enclosed proxy card and return it in the envelope provided. If you plan to attend the Annual Meeting, please check the appropriate box on the proxy card.

                                                     Sincerely,



                                                     Louis S. Beck

                             JANUS INDUSTRIES, INC.
                      2300 CORPORATE BLVD., N.W. SUITE 232
                         BOCA RATON, FLORIDA 33431-8596

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 29, 1997

                    ----------------------------------------


         The 1997 Annual Meeting of the Stockholders of Janus Industries, Inc. (the "Company") will be held at The Holiday Inn, 1950 Glades Road, Boca Raton, Florida on September 29, 1997 at 10:00 a.m.
Eastern Time for the following purposes:

          1)   To elect four (4) directors.

          2) To ratify the selection of J.H. Cohn, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997.

          3) To consider and vote upon an amendment to the Company's Restated Certificate of Incorporation, as amended, to change the Company's name from "Janus Industries, Inc." to "Janus American Group, Inc."

          4) To consider and vote upon the ratification of the grant of certain stock appreciation rights to non-officer directors of the Company.

          5) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on August 26, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

         Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the meeting and further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                       By Order of the Board of Directors


                                       Frank E. Lawatsch, Jr.
                                       Secretary
September 4, 1997
Boca Raton, Florida

                             JANUS INDUSTRIES, INC.
                      2300 CORPORATE BLVD., N.W. SUITE 232
                         BOCA RATON, FLORIDA 33431-8596


                       ----------------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING

                       ----------------------------------


         This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Janus Industries, Inc., a Delaware corporation (the "Company" or "Janus"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at The Holiday Inn, 1950 Glades Rd., Boca Raton, Florida , on September 29, 1997 at 10 a.m. Eastern Time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, are being mailed to stockholders on or about September __, 1997. The principal executive offices of the Company are located at 2300 Corporate Blvd., N.W. Suite 232, Boca Raton, Florida 33431-8596.

         Only stockholders of record at the close of business on the record date, August 26, 1997, will be entitled to vote at the Meeting and at all adjournments thereof.

         On August 26, 1997 there were issued and outstanding 8,731,836.181 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted upon. On August 26, 1997 there were issued and outstanding 10,451.88 shares of the Company's preferred stock, Series B, par value $.01 per share (the "Preferred Stock"). The holders of Preferred Stock do not presently have the right to vote on any matter being considered at the Meeting. A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. There are no cumulative voting rights.


PROXY PROCEDURE

         If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (a) "FOR" the election of each of Louis S. Beck, Lucille Hart-Brown, C. Scott Bartlett, Jr., and Richard P. Lerner as Class A directors of the Company with a term expiring in 2000; (b) "FOR" the ratification of the selection of J.H. Cohn, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997; (c) "FOR" the approval of an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation") by which the Company's name would be changed from "Janus Industries, Inc." to "Janus American Group, Inc."; (d) "FOR" the approval of the grant of certain stock appreciation rights to non-officer directors of the Company; and (e) in connection with the transaction of such other business as may properly be brought before the meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors.

         Votes will NOT be considered cast, however, if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, directions are given in a written proxy to withhold votes or if the votes are withheld by a broker.

         The proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date or by voting in person at the Meeting.


BOARD OF DIRECTORS

         The Board of Directors manages the business of the Company. The Company's Restated Certificate of Incorporation contains a provision which divides the Board of Directors into three classes known as Class A, Class B and Class C, with each class of Directors serving a staggered term of three years. Each class of Directors must consist, as nearly as possible, of one third of the authorized number of Directors. The authorized number of directors is determined from time to time by a vote of a majority of the directors then in office.

         The authorized number of directors is presently fixed at twelve (12) and four (4) individuals, all allocated to Class A, are standing for election as directors at the Meeting. They will be elected for a term to expire at the Annual Meeting in 2000 and until their successors are elected and qualified. The terms of the Class B and Class C directors expire in 1998 and 1999 respectively.

         During 1996, the Board of Directors of the Company held six (6) meetings. No director attended less than seventy-five percent (75%) of the meetings held while he or she was a director.

         All directors of the Company hold office until their respective successors are elected and qualified, or until their death, resignation or removal. Officers serve at the discretion of the Board of Directors.

         There are no family relationships between any directors or executive officers of the Company.

DIRECTORS OF THE COMPANY

         The directors (including class designation) of the Company are as follows:

        NAME                      AGE     POSITION
        ----                      ---     --------
        Louis S. Beck              51     Chairman of the Board (Class A)
        Harry G. Yeaggy            51     Vice Chairman of the Board (Class C)
        James E. Bishop            45     Director (Class C) and President
        Michael M. Nanosky         38     Director (Class C) and President of
                                            Hotel Operations
        Vincent W. Hatala, Jr.     66     Director (Class C)
        Anthony J. Pacchia         41     Director (Class B)
        Arthur Lubell              83     Director (Class B)
        Richard P. Lerner          58     Director (Class A)
        C. Scott Bartlett, Jr.     64     Director (Class A)

        Lucille Hart-Brown         48     Director (Class A)
        Paul Tipps                 60     Director (Class B)
        Peter G. Aylward           55     Director (Class B)

         LOUIS S. BECK has been a director and Chairman of the Board of the Company since April 24, 1997. He has been a principal stockholder and Chief Executive Officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1972. He has also been a principal stockholder and Chairman of the Board of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly owned subsidiary of U.S. Bancorp., a savings and loan holding company of which Mr. Beck is a director and President. In addition, since 1992 he has served as Chairman of the Board of Guardian Savings Bank in Cincinnati, Ohio and serves as a director and President of its holding company, Guardian Bancorp, Inc. Mr. Beck is standing for re-election as a director at the Meeting.

         HARRY G. YEAGGY has been a director and Vice Chairman of the Company since April 24, 1997. He has been a principal stockholder and Chief Operating Officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1986. He has also been a director and President of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly owned subsidiary of U.S. Bancorp., a savings and loan holding company of which Mr. Yeaggy is a director and Vice President and Secretary.

         JAMES E. BISHOP has served as President and a director of the Company since August 1996. Mr. Bishop was Chief Executive Officer of the Company from August 1996 until April 24, 1997. Mr. Bishop joined the Company in September 1995 as its Executive Vice President and was charged with the responsibility for carrying out the Company's acquisition objectives. From 1993 to 1995 he was Senior Vice President of Gates Capital Corp., an investment banking firm. For the seventeen years prior thereto he was an investment banker and senior manager for various public and private entities.

         MICHAEL M. NANOSKY has been a director and President of Hotel Operations of the Company since April 24, 1997. Prior to joining the Company, since March, 1990 he was President of Beck Group Management Corp., a company engaged in the hotel management business.

         VINCENT W. HATALA, JR. was designated a creditor representative member of the Board of Directors pursuant to the Plan in May 1990 and was President of the Company following the redemption of the interests of DKM on May 15, 1995 until August 28, 1996, and Chairman until April 24, 1997. Mr. Hatala operated an independent financial consulting business from 1971 until his retirement from that business in 1990. He was a member of the U.S. Lines Creditors' Committee from its inception and served as a co-trustee of the Reorganization Trust from 1990 to 1993.

         ANTHONY J. PACCHIA was designated a creditor representative member of the Board of Directors in the Plan in May 1990 and was Secretary of the Company following the redemption of the interests of DKM on May 15, 1995 until April 24, 1997. He had been a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the Chapter 11 proceeding. Since 1994 he has operated an independent financial consulting business and engaged in the private practice of law. From 1991 to 1994 he was a Group Vice President of First Fidelity Bank, N.A., New Jersey and responsible for special situation loan workouts.

         ARTHUR LUBELL was designated a creditor representative member of the Board of Directors pursuant to the Plan in May 1990 and was Treasurer of the Company following the redemption of the interests of DKM on May 15, 1995 until April 24, 1997. Mr. Lubell has been a member of the law firm Lubell & Koven, New York City, since 1960, and is counsel to Daewoo International (America) Corp., a subsidiary of Daewoo Corporation, a former major unsecured creditor of U.S. Lines and a current stockholder of the Company. On November 23, 1994, pursuant to a plea agreement, Mr. Lubell pled guilty to a federal misdemeanor offense charging that he offered compensation to an agent of the Internal Revenue Service. Mr. Lubell was fined $5,000 and given six months of unsupervised probation.

         RICHARD P. LERNER has been a director of the Company since August 1996. Mr. Lerner has been a partner with the law firm of Lambos & Junge, New York since 1996. Mr. Lerner was a partner with the law firm of Lambos & Giardino, New York from 1978 to 1996. Mr. Lerner was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of Chapter 11 proceeding. Mr. Lerner is standing for re-election as a director at the Meeting.

         C. SCOTT BARTLETT, JR. has been a director of the Company since August 1996. Mr. Bartlett has served as independent financial consultant advising financial institutions in matters involving credit policy, loan approval and loan workout since 1990. Mr. Bartlett served as Senior Vice President and Chief Credit Officer of MTB Bank from 1992 until 1994. Mr. Bartlett served as Executive Vice President, Senior Lending Officer and Chairman, Credit Policy Committee for National Westminster Bank USA from 1984 until 1990. Mr. Bartlett presently serves as a director of the following corporations: Harvard Industries, Inc. (Chairman, Audit Committee; Compensation Committee); NVR, Inc. (Audit Committee, Nominating Committee); The Western Transmedia Co., Inc. (Compensation Committee); Darling International, Inc. (Chairman, Compensation Committee; Audit Committee); Triangle Wire & Cable, Inc. (Audit Committee); Bucyrus International, Inc. (Compensation Committee). Mr. Bartlett is standing for re-election as a director at the Meeting.

         LUCILLE HART-BROWN has been a director since August 1996. Ms. Hart-Brown has served as President of Benefit Services, Inc. since June 1996. Ms. Hart-Brown served as Administrator of Marine Engineers' Beneficial Association from 1982 until 1996. Ms. Hart-Brown was a member of the Creditors' Committee from inception in 1986 until conclusion of Chapter 11 proceeding. Ms. Hart-Brown is standing for re-election as a director at the Meeting.

         PAUL TIPPS has been a director of the Company since April 24, 1997. Mr. Tipps has been President of Public Policy Consultants, Inc., a government affairs consulting firm, since 1983. Since January 1997 he has been a director of the Federal Home Loan Bank - Cincinnati.

         PETER G. AYLWARD has been a director of the Company since April 24, 1997. Mr. Aylward has been President of Strategic Property Advisers, Inc., an investment advisory company, since 1992 and has operated his own law firm, specializing in tax and securities law, since 1993.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has appointed three committees: the Audit Committee, Compensation Committee and Operating Committee. The members of the Audit Committee are Peter Aylward, Anthony J. Pacchia, Paul Tipps, Richard P. Lerner and Arthur Lubell. The Audit Committee periodically reviews the Company's auditing practices and procedures and makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommends independent auditors for the Company to be ratified by the stockholders. The members of the Compensation Committee are C. Scott Bartlett, Jr., Lucille Hart-Brown, Paul Tipps and Richard
P. Lerner. The Compensation Committee meets periodically to make recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives. The members of the Operating Committee are Louis S. Beck, James E. Bishop. C. Scott Bartlett, Jr., Lucille Hart-Brown, and Peter Aylward. The Operating Committee advises and makes recommendations to the full Board of Directors with respect to matters of policy relating to the general conduct of the business of the Company.

         The Audit Committee did not meet and the Compensation Committee met one time during the year ended December 31, 1996. The Operating Committee was created on April 24, 1997.

DIRECTOR COMPENSATION

         During calendar year 1996, the Company's non-employee directors and the non-salaried employee directors received an annual retainer of $15,000 and $1,000 per meeting attended of the Board of Directors or any committee thereof. The arrangements for director compensation have remained the same for calendar year 1997.

         In 1996, the Board of Directors and stockholders of the Company adopted the Janus Industries, Inc. Directors Stock Option Plan (the "Directors Plan") under which, beginning in 1997, each member of the Board of Directors who is not an employee would automatically receive a nonstatutory option for the purchase of 4,000 shares of Common Stock on the first day of the month following the month in which the annual meeting of stockholders is held. The Directors Plan was terminated in April 1997 prior to the issuance of any options thereunder. The non-officer directors were granted certain stock appreciation rights in April 1997 subject to stockholder ratification at the Meeting. SEE "Stock Appreciation Rights" and "Item 4 - Proposal to Approve the Grant of Stock Appreciation Rights to Certain Non-Officer Directors."


EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities for executive officers of the Company who received compensation in excess of $100,000 during the period January 1, 1996 to December 31, 1996 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     SALARY ($)    BONUS($)    LONG TERM COMPENSATION AWARDS
---------------------------           ----     ----------    --------    SECURITIES UNDERLYING OPTIONS (#)
                                                                         ---------------------------------
James E. Bishop, President            1996     $119,500      $25,000     4,000

Vincent W. Hatala, Jr., Chairman      1996     $358,200      $0          4,000(1)

-----------------------
         (1) The option with respect to 4,000 shares is an incentive stock option. Mr. Hatala has also been granted a tandem nonstatutory stock option to acquire 6,000 shares of Common Stock at $2.75 per share. The two options granted to Mr. Hatala are mutually exclusive. The nonstatutory stock option will not be exercisable as long as the incentive stock option remains exercisable. To the extent that the incentive stock option is exercised in part, the number of shares subject to the nonstatutory stock option will be reduced by .667 shares for each share issued pursuant to the exercise of the incentive stock option.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock options granted to the Named Executive Officers during the year ended December 31, 1996.


                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                        ASSUMED ANNUAL RATES OF STOCK PRICE
                                       INDIVIDUAL GRANTS                APPRECIATION FOR OPTION TERM (1)
                                       -----------------                --------------------------------
                                     PERCENT
                                     OF
                                     TOTAL
                                     OPTIONS
                                     GRANTED    EXERCISE
                          OPTIONS    IN         OR BASE
                          GRANTED    FISCAL     PRICE       EXPIRATION
NAME                      (#)        YEAR       ($)/SH.     DATE             5%($)             10% ($)
----                      ---        ----       -------     ----             -----             -------
James E. Bishop           4,000      20%       $2.75       7/17/06         $17,520            $27,360

Vincent W. Hatala, Jr.    4,000      20%       $2.75       7/17/06         $17,520            $27,360


---------------------
         (1) Amounts shown reflect the potential realizable value of each grant of stock options, assuming that the market price of the underlying shares appreciates in value from the date of grant to the expiration date at an annualized rate of 5% or 10%. These potential values are reported in order to comply with requirements of the Securities and Exchange Commission. The Company cannot predict whether these values will be achieved.

EMPLOYMENT AGREEMENTS

         The Company has entered into written employment agreements with Louis
S. Beck, Harry G. Yeaggy and Michael M. Nanosky all dated April 24, 1997, James
E. Bishop dated April 4, 1997 and Vincent W.
Hatala, Jr. dated January 1, 1997.

         The agreement with Mr. Beck is for a term of three years which ends on April 23, 2000. He is employed as Chairman of the Board, and paid an annual salary of $275,000, which may be increased from time to time at the discretion of the Board of Directors. He may also be paid a bonus in an amount determined by the Board of Director in its discretion and is entitled to such benefits as the Board of Directors shall adopt. Mr. Beck devotes in excess of half of his working time to the business of the Company. In the agreement the Company has acknowledged that Mr. Beck is the owner, an officer and director of other businesses that engage in the same business as the Company and that, in certain instances, such businesses may be considered to be in competition with the Company. Together with Mr. Yeaggy, Mr. Beck owns seven of the Managed Hotels and five additional hotel properties which are managed by their affiliate Beck Hospitality III Inc. Mr. Beck has agreed not to engage in any business that competes with the Company other than the existing businesses. Mr. Beck has also agreed to recuse himself from any matter coming before the Company's Board of Directors which pertains to his independent businesses.

         The agreement with Mr. Yeaggy is for a term of three years which ends on April 23, 2000. He is employed as Vice Chairman of the Board and is paid an annual salary of $175,000, which may be increased from time to time at the discretion of the Board of Directors. His agreement is otherwise substantially similar to the agreement between Mr. Beck and the Company. Mr. Yeaggy devotes approximately 25% of his working time to the business of the Company. He has also agreed to recuse himself from any matter coming before the Company's Board of Directors which pertains to his independent businesses.

         The agreement with Mr. Bishop is for a term of three years which ends on April 23, 2000. He is employed as President of the Company with general supervisory authority of the business of the Company and its subsidiaries and charged with the responsibility of preparing and implementing a strategic plan and seeking out and consummating acquisitions, under the supervision of and in accordance with policies set by the Chairman of the Board and the Board of Directors. Mr. Bishop is paid an annual salary of $200,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus in an amount to be determined in accordance with the Company's then current bonus or incentive compensation plan. Mr. Bishop is also entitled to a comprehensive medical indemnity policy for himself and his family, an annual allowance of $2,000 for additional out-of-pocket medical payments, an annual allowance of $2,000 for dental expenses, an annual payment of $10,000 for the purchase of annuity, grossed up for the income tax cost, term life insurance coverage in the amount of $1,000,000 to the extent the same is available at normal market rates, long term disability insurance coverage and such other benefits as the Board of Directors shall adopt and approve for him. Under the agreement, the Company reimbursed Mr. Bishop for his reasonable moving expenses incurred incidental to the relocation of Company's principal offices from New Jersey to Boca Raton, Florida. In the event of a change in control of the Company, Mr. Bishop is entitled to a lump sum payment of $300,000.

         The agreement with Mr. Nanosky is for a term of three years which ends on April 23, 2000. He is employed as President - Hotel Operations of the Company and charged with the responsibilities typical of a division president. He is paid an annual salary of $100,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus of up to $100,000 based upon the Company's success in achieving budgeted goals for the Company's hotel properties and operations. Mr. Nanosky is also entitled to a comprehensive medical indemnity policy for himself and his family, "split dollar" life insurance coverage in the amount of $480,000, long term disability insurance coverage and such other benefits as the Board of Directors shall adopt and approve for him.

         Mr. Hatala's employment agreement with the Company which was in effect during the year 1996 provided for an annual base salary of $75,000 plus $200 per hour for each hour devoted to the business of the Company in excess of 500 hours per annum. Effective January 1, 1997 his prior agreement was replaced with a new agreement for a one year term which expires December 31, 1997. Under this agreement, Mr. Hatala is paid an annual salary of $75,000 in consideration of his services as Chairman of the Board (which position he resigned from effective April 24, 1997) and such other executive duties as are assigned to him by the Board of Directors from time to time. He may also be paid a bonus by the Board of Directors in its discretion. He has agreed to make himself available to the Company for at least 500 hours on an annual basis. Mr. Hatala is also entitled to an annual allowance of $2,000 on account of dental expenses, reimbursement for medical insurance premium payments and up to an additional $2,000 on account of out-of-pocket medical expenses and such other benefits as the Board of Directors shall adopt and lawfully approve for him.


STOCK OPTIONS

         In August, 1996, the Board of Directors and stockholders of the Company adopted the 1996 Stock Option Plan ("Plan") and reserved 300,000 shares of Common Stock for issuance thereunder. The Plan provides for the granting to employees (including employee directors and officers) of options intended to qualify as incentive stock options within the meaning of ss.422 of the Internal Revenue Code of 1996, as amended, and for the granting of nonstatutory stock options to employees and consultants. The Plan is currently administered by the Company's Compensation Committee.

         The Plan provides for the granting of both Incentive Stock Options ("ISOs") and nonstatutory stock options (a "NSO") and in connection with such options the granting of stock appreciation rights (an "SAR") or additional stock options, known as progressive stock options, in the event the grantee exercises such stock options by surrendering shares of Common Stock of the Company (a "PSO"). NSOs and SARs may be issued to any key employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant of the Company or its subsidiaries but not any director of the Company who is not an employee of the Company. ISOs may be issued to key employees and officers of the Company and its subsidiaries, but not to any independent contractor, agent or consultant. The Compensation Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant, on which options will expire. In the event of a tender offer for more than 25% of the Company's outstanding stock, or a "change in control" (as defined in the Plan) of the Company, all outstanding options become immediately exercisable. The fair market value of the stock with respect to which ISOs under the Plan or any other plan of the Company first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of the Company). The Plan, however, permits the Compensation Committee to grant NSOs at any exercise price consistent with the purposes of the Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NSO. NSOs with an exercise price of less than fair market value on the date of grant would not qualify as performance-based compensation under ss.162(m) of the Internal Revenue Code of 1986, as amended, and, therefore, any compensation expense generated by the exercise of such an option would not be deductible by the Company when the Company is considered to be subject to such Section, if the optionee is a "covered employee" who is paid compensation from the Company in an amount in excess of $1,000,000 in the year of exercise.

         Options may be exercised by the payment of the exercise price in cash, Common Stock or a combination thereof. Subject to compliance with the provisions of applicable governmental regulations, the Compensation Committee may make a loan for the purpose of exercising any option granted under the Plan to an optionee in an amount not to exceed 100% of the purchase price of the shares acquired upon exercise of the options. The loan must be secured by a pledge of shares of the Company having an aggregate purchase price equal to or greater than the amount of the loan.

         The Plan permits the Compensation Committee to grant SARs in connection with any option granted under the Plan. SARs enable an optionee to surrender an option and to receive a payment in cash or Common Stock, as determined by the Compensation Committee, equal to the difference between the fair market value of the Common Stock on the date of surrender of the related option and the option price.

         The Plan also permits the Compensation Committee to grant PSOs in connection with any option granted under the Plan. PSOs enable an optionee to receive additional stock options in the event the grantee exercises a stock option, in whole or in part, by surrendering shares of Common Stock of the Company. Any PSO granted will be for a number of shares equal to the number of surrendered shares of Common Stock, shall not be exercisable for a minimum of six months from the grant date of the option, shall have an option price per share equal to 100% of the fair market value of a share of stock on the grant date and shall be subject to such other terms and conditions as the Compensation Committee may determine.

         Unless otherwise provided by the Compensation Committee, the following rules will apply to all options granted under the Plan. Options granted under the Plan expire immediately if an employee is terminated for cause. If termination of employment is voluntary or involuntary, options granted expire after a three month period. In the event of an employee's death within such three-month period, the employee's estate may exercise the option for the number of shares for which it is exercisable at the date of termination, for one year after death but in no event beyond the expiration dates of the option. An option outstanding at the time an employee retires under a Company retirement plan or becomes disabled is exercisable within one year of termination in the case of an ISO and in the case of a NSO may be exercisable at any time to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company or a subsidiary thereof, but in no event after the expiration of the option period. If an employee dies, whether before or after such retirement or disability, the employee's estate may exercise the option exercisable at the date of termination of employment for up to three years after death (one year in the case of voluntary termination of employment), but in no event beyond the expiration dates of the option.

STOCK APPRECIATION RIGHTS

         Effective April 24, 1997, the Company granted a stock appreciation right to James E. Bishop, the President of the Company, in connection with his employment agreement with respect to 100,000 shares of Common Stock at an exercise price of $3.25 per share, which vests 20,000 shares per year over a period of five years, subject to accelerated vesting under certain circumstances. On April 24, 1997, Messrs. Hatala, Lubell, Pacchia, Bartlett, Lerner, Aylward and Tipps and Ms. Hart-Brown were granted stock appreciation rights with respect to 5,000 shares at an exercise price of $3.25 per share (collectively, the "Director SARs"), subject to approval of such grants by the Company's stockholders at the Meeting. If so approved, the Director SARs may be exercised during the period October 25, 1997 through April 23, 2003. In no event may the appreciated value per share paid in respect of the Director SARs exceed $7.00 per share. SEE "Item 4 - Proposal to Approve the Grant of Stock Appreciation Rights to Certain Non-Officer Directors."

REPORT OF COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors of the Company presents this report on the compensation policies of the Company for its executive officers. The Compensation Committee was created on August 28, 1996. It consists entirely of directors who are not and have never been employees of the Company. On the date of its creation, Ms. Hart-Brown and Messrs. Bartlett and Lerner became members of the Compensation Committee. Mr. Tipps became a member of the Compensation Committee effective April 24, 1997.

         From January 1, 1996 until August 28, 1996, Messrs. Hatala, Pacchia and Lubell constituted the Board of Directors of the Company and made all decisions regarding compensation.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         The basic compensation of James E. Bishop, who became President and Chief Executive Officer of the Company effective August 28, 1996, for the fiscal year ended December 31, 1996, was determined by the Board of Directors as it existed prior to August 28, 1996.

         Until September 1, 1996, Mr. Bishop's employment agreement provided for his employment as Executive Vice President of the Company at an annual salary of $100,000 and a bonus of up to $100,000, at the discretion of the Board of Directors, upon the closing of an acquisition by the Company. Mr. Bishop waived any right to a bonus in respect of the closing of the acquisition of the assets of Pre-Tek Wireline Service Company, Inc. in July 1996 in exchange for a new employment agreement which became effective September 1, 1996.

         The new agreement, which remained in effect until April 24, 1997, provided for Mr. Bishop's employment as President and Chief Executive Officer. His annual salary was $150,000, subject to review each year. He was also entitled to a cash bonus, the amount and terms of which were to be determined by the Board of Directors in its discretion. In addition, Mr. Bishop was entitled to a tax-qualified retirement plan, participation at the chief executive officer level in a compensation plan based on the performance of the common stock of the Company and life insurance coverage in the amount of $500,000.

         At a meeting in November 1996, the Compensation Committee determined to award Mr. Bishop a bonus of $25,000 based upon his performance in identifying acquisition opportunities for the Company.

         During the period January 1, 1996 through August 1996, Mr. Hatala was the chief executive officer of the Company. Under the terms of an employment agreement which commenced on May 15, 1995, Mr. Hatala was entitled to a salary at an annual rate of $75,000 plus $200 per hour for each hour devoted to the business of the Company in excess of 500 hours per annum.

                                              COMPENSATION COMMITTEE

                                              Lucille Hart-Brown
                                              C. Scott Bartlett, Jr.
                                              Richard P. Lerner
                                              Paul Tipps


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth stock ownership information as of August 26, 1997 concerning (i) the name and address of stockholders known to the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers of the Company as a group.

         On August 26, 1997 there were 8,731,836.181 shares of the Common Stock issued and outstanding.

                                     AMOUNT AND NATURE    AMOUNT AND NATURE
                                     OF BENEFICIAL        OF BENEFICIAL          PERCENT OF      PERCENT OF
   NAME AND ADDRESS OF               OWNERSHIP OF         OWNERSHIP OF           CLASS OF        CLASS OF
   BENEFICIAL OWNER (1)              COMMON STOCK         PREFERRED STOCK        COMMON STOCK    PREFERRED STOCK
   --------------------              ------------         ---------------        ------------    ---------------
   Louis S. Beck (2)                     2,927,499.25            8,113.91             34%              78%
   Harry G. Yeaggy (3)                   1,182,500.75            3,437.97             14%              33%
   Vincent W. Hatala, Jr. (4)                4,000                  0                  *               0%
   Anthony J. Pacchia (5)                    6,000                  0                  *               0%
   Arthur Lubell (6)                         6,000                  0                  *               0%
   Richard P. Lerner                           0                    0                 0%               0%
   James E. Bishop (7)                       4,000                  0                  *               0%


   C. Scott Bartlett, Jr.                          0                0                 0%               0%
   Lucille Hart-Brown                              0                0                 0%               0%
   Richard A. Tonges                               0                0                 0%               0%
   Michael M. Nanosky                              0                0                 0%               0%
   Paul Tipps                                      0                0                 0%               0%
   Peter G. Aylward                                0                0                 0%               0%
   The United States Lines, Inc. and       1,056,975                0                 12%              0%
   United States Lines (S.A.), Inc.
   Reorganization Trust, John
   Paulyson, Trustee (8)
   184-186 North Avenue East Cranford,
   N.J.  07016
   Beck Hospitality III Inc. (9)             310,000            1,100                 4%              11%
   8534 E. Kemper Road
   Cincinnati, Ohio 45249
   Daewoo Corporation (10)                   623,911                0                 7%               0%
   c/o Lubell & Koven
   350 Fifth Avenue
   New York, New York 10118
   All directors and executive             4,129,999        10,451.88                47%             100%
   officers as a group (13 persons)

*        Less than 1%.

--------------------

         (1) Unless otherwise noted, the address of each of the listed persons is c/o the Company at 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, Florida 33431-8596.

         (2) Includes 310,000 shares of Common Stock and 1,100 shares of preferred stock held by Beck Hospitality Inc. III. Mr. Beck is an officer, director and controlling shareholder of Beck Hospitality, Inc. III.

         (3) Includes 310,000 shares of Common Stock and 1,100 shares of preferred stock held by Beck Hospitality Inc. III. Mr. Yeaggy is an officer and director of Beck Hospitality, Inc. III.

         (4) Includes options to purchase 4,000 shares of Common Stock which are currently exercisable.

         (5) Includes options to purchase 6,000 shares of Common Stock which are currently exercisable.

         (6) Includes options to purchase 6,000 shares of Common Stock which are currently exercisable.

         (7) Includes options to purchase 4,000 shares of Common Stock which are currently exercisable.

         (8) The Reorganization Trust is the record owner of 1,056,975 shares of Common Stock for the benefit of former unsecured creditors of U.S. Lines whose claims have not been resolved. In accordance with an order of the United States Bankruptcy Court for the Southern District of New York (In re United States Lines, Inc., Case No. 86B 12240), the Trustee of the

Reorganization Trust votes such shares, on each proposal before shareholders, in the same proportion "for" or "against" (or "withhold" in the case of director elections) such proposal as shareholders (other than the Trust) who actually vote in person or by proxy, but disregarding for this purpose (i) shareholders who do not vote or who vote "abstain" and (ii) shares of Common Stock issued after March 16, 1997. At present, the 3,799,999 shares held by Messrs. Beck, Yeaggy and their affiliate are the shares issued after March 16, 1997.

         (9) Messrs. Beck and Yeaggy own 75% and 25%, respectively, of the stock of Beck Hopsitality III Inc. and are officers and directors of the corporation.

         (10) Daewoo Corporation, a public corporation of South Korea with headquarters in Seoul, was the largest unsecured creditor in the U.S. Lines bankruptcy and, accordingly, the recipient of the greatest number of shares through the Reorganization Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         ACQUISITION OF THE BECK YEAGGY GROUP. In a series of transactions with corporations wholly-owned by Messrs. Beck and Yeaggy which closed on April 23 and 24, 1997, the Company acquired from affiliates of Messrs. Beck and Yeaggy certain assets relating to the hospitality business comprised of (i) six hotels and an 85% partnership interest in a partnership which owns a hotel (collectively, the "Owned Hotels"), (ii) a hotel management company, with 21 hotels under management inclusive of the Owned Hotels (iii) a management fee sharing arrangement with Summit Hotel Management Company and (iv) two loans, one of which is secured by a first mortgage on a hotel and the other of which is secured by a first mortgage on a campground and both of which are personally guaranteed by Messrs. Beck and Yeaggy (the acquired businesses and assets are collectively the "Beck-Yeaggy Group"). In consideration therefor, the Company issued 3,799 999 shares of Common Stock and 10,451.88 shares of Preferred Stock. The Preferred Stock has a liquidation preference of $1,000 per share and has an annual dividend expense of $75 per share. Dividends are payable quarterly. For purposes of pricing the transaction, the Common Stock was valued at $3.25 per share. Such valuation was determined based upon a combination of the cash held by the Company, the possible receipt by the Company of additional cash from the United States Lines, Inc. and United States Lines (S.A.) Reorganization Trust, the value of the Company's net operating losses as applied to the expected pre-tax cash flows of the Beck-Yeaggy Group and the potential for a future public market for the shares of Common Stock.

         INTEREST OF MESSRS. BECK AND YEAGGY IN HOTELS UNDER MANAGEMENT BY THE COMPANY. The Company has agreements to manage 14 hotel properties which are not owned directly or indirectly by the Company. Seven of these properties are owned by corporations or partnerships owned by Messrs. Beck and Yeaggy. The management agreements with the Beck/Yeaggy - affiliated hotels provides for the payment to the Company of an annual management fee equal to 5% of gross revenues and have an initial term expiring in 2007. In the event of a sale of a hotel subject to a management agreement, the Company is entitled to receive a payment equivalent to the discounted present value of the anticipated management fees over the remainder of the initial term.

         INTEREST OF MESSRS. BECK AND YEAGGY IN PROPERTIES SUBJECT TO MORTGAGES HELD BY THE COMPANY. The Company has financial participations in the form of promissory notes secured by mortgages on a hotel property in Juno Beach, Florida (the "Juno Note") and on a KOA Campground in the vicinity of Orlando, Florida (the "KOA Note"), both of which are owned by affiliates of Messrs. Beck and Yeaggy. The principal balances of the Juno Note and the KOA Note as of June 30, 1997 are $2,199,921 and $3,524,439 respectively. The Juno Note is subject to a prior lien in favor of The Provident Bank as security for indebtedness of the Company in the remaining principal amount of $1,160,602 as of June 30, 1997. Both the Juno Note and KOA Note provide for monthly principal payments based upon a twenty year amortization. Both notes mature on May 1, 2000, but their respective maturity dates may be extended for an additional three years if the notes are not in default on the original maturity date. The Juno Note bears interest at a floating rate equal to the prime rate plus 1%, but in no event less than 7.75% per annum. The KOA Note bears interest at a fixed rate of 8% per annum. Messrs. Beck and Yeaggy have jointly and severally guaranteed the payment of the notes.

         INTEREST OF MESSRS. BECK AND YEAGGY IN SERVICE PROVIDERS TO THE COMPANY. The Company has a service agreement dated April 23, 1997 for a hotel property management system with Computel Computer Systems, Inc. ("Computel"), a corporation wholly-owned by Messrs. Beck and Yeaggy. The agreement has a term of one year and automatically renews for successive terms of one year, unless one party notifies the other to the contrary at least three months prior to the termination date. Computel is paid a monthly fee of $275 per hotel location for its basic property management software package plus one computer terminal. For each additional terminal at a hotel location there is an additional charge of $75 per month. Additional monthly fees are charged for add-on software for such services as guest messaging, call accounting interface, franchise central reservation interface and movie interface. The Company believes that these are market-rate fees. Based on the Company's present operations, the Company projects aggregate payments to Computel of $43,650 during 1997. On each annual renewal of the agreement, Computel is entitled to increase its fees commensurate with the fees charged to other customers.

         Personnel at the hotels owned and managed by the Company are provided by Hospitality Employee Leasing Program, Inc. ("HELP"), a corporation also wholly-owned by Messrs. Beck and Yeaggy, pursuant to an agreement dated April 23, 1997. The Agreement has a term of one year and automatically renews for successive terms of one year, unless one party notifies the other to the contrary at least three months prior to the termination date. The Company pays HELP an administrative fee of $8.15 per bi-monthly pay period per employee. The Company believes that this is a market-rate fee. Based on the Company's present operations, the Company projects aggregate fees of $39,120 to HELP during 1997.

         INTEREST OF MESSRS. BECK AND YEAGGY IN PREMISES OCCUPIED BY THE COMPANY. The Company subleases office space in Cincinnati, Ohio and Boca Raton, Florida from affiliates of Messrs. Beck and Yeaggy. The Sublease agreements are on a triple-net basis and provide for annual rental payments of $25,248 and $18,240 respectively. The Company believes that these are market rate rentals.

         INTEREST OF MESSRS. BECK AND YEAGGY IN BEST WESTERN, KINGS QUARTERS. The Company has an 85% general partnership interest in Kings Dominion Lodge, a Virginia general partnership, the sole asset of which is the hotel known as the Best Western, Kings Quarters, which is adjacent to the Kings Dominion Amusement Park near Richmond, Virginia. The remaining 15% general partnership interest is held by Elbe Properties, an Ohio general partnership whose partners are Messrs. Beck and Yeaggy.

         GUARANTEES BY MESSRS. BECK AND YEAGGY OF INDEBTEDNESS OF THE COMPANY. Messrs. Beck and Yeaggy have personally guaranteed the obligations of Envoy Inns of Morrisville, L.L.C., a Delaware limited liability company, of which the Company is the sole member, and

Kings Dominion Lodge, a Virginia general partnership, of which the Company owns an 85% interest, in connection with three loans secured by mortgages on three hotel properties in favor of State Street Bank and Trust Company, as Trustee under a Pooling and Servicing Agreement dated as of January 1, 1997 for J.P. Morgan Commercial Mortgage Finance Corporation. The obligations of Messrs. Beck and Yeaggy pursuant to their guarantees in connection with these loans are limited to payment of the outstanding debt in the event of fraud or material misrepresentation by the borrowing entities, and indemnification in connection with certain specific liability and costs for the lender, such as environmental liability and liability caused by the gross negligence or willful misconduct of the borrowing entity, the failure to pay property taxes when due, the misapplication of insurance and condemnation proceeds, damage or waste to the property subject to lender's mortgage, and costs incurred by the Lender as a result of certain actions taken by the borrowing entity after an event of default.

         In addition, Messrs. Beck and Yeaggy have personally guaranteed the obligations of the Company in connection with two loans from Star Bank, N.A., which obligations were assumed by the Company on April 24, 1997 from affiliates of Messrs. Beck and Yeaggy and are secured by mortgages on two hotel properties. The guarantees of Messrs. Beck and Yeaggy pursuant to these loans are limited to an aggregate total of $209,250, plus liability incurred by the lender in connection with events such as fraud or intentional misrepresentation by the Company or its predecessor and misapplication of insurance or condemnation proceeds.

         Messrs. Beck and Yeaggy are also personally obligated in connection with loans from The Huntington National Bank in the original principal amount of $3,260,000, and from 1st National Bank, located in Warren County, Ohio, in the original principal amount of $50,000 each of which was assumed by the Company on April 24, 1997 and are secured by mortgages on one hotel property.

ITEM 1 - ELECTION OF DIRECTORS

         Each of Messrs. Beck, Bartlett and Lerner and Ms. Hart-Brown, Class A Directors whose terms are expiring at the Meeting, have agreed to stand for re-election. Each such individual and each of the other nominees is at present available for election. The directors elected at the Meeting have a term expiring at the annual meeting of stockholders of the Company in 2000 and until their successors are elected and qualified.

         The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock voted in person or by proxy at the Meeting is required for the election of each director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

ITEM 2 - RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to stockholder ratification, has selected J.H. Cohn, L.L.P., to serve as its independent auditors for the fiscal year ending December 31, 1997. If the stockholders do not ratify the selection of J.H. Cohn, L.L.P., the Board of Directors may reconsider its selection.

         A representative of J.H. Cohn, L.L.P. is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

         The affirmative vote of the holders of a majority of the shares of the Company's common stock present, in person or by proxy, at the Meeting is required for the ratification and approval of the selection of the auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF J.H. COHN, L.L.P. AS INDEPENDENT AUDITORS.

ITEM 3 - PROPOSAL TO CHANGE THE COMPANY'S NAME.

         The Board of Directors has unanimously approved and recommended the adoption by the shareholders of the following amendment to the Restated Certificate of Incorporation, which would change the Company's name from "Janus Industries, Inc." to "Janus American Group, Inc."

         "Article FIRST of the Company's Restated Certificate of Incorporation, as amended to date, is hereby amended to read as follows:

                    FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is Janus American Group, Inc.

         The reasons for the Board's approval and recommendation to the stockholders are as follows:

         In 1990, the Company's name was changed from "United States Lines, Inc." to "Janus Industries, Inc." as part of the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code, to reflect the fact that the Company was no longer engaged in the shipping business. The name "Janus Industries, Inc." was selected to reflect the Company's intended new beginning as the owner of various operating companies.

         Recently, the Company has become primarily a hospitality business with geographically diverse operations. The Board of Directors believes that the word "Industries" in the Company's name is inconsistent with the nature of the Company's present operations and therefore has proposed the change of name.

         The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock voted in person or by proxy at the Meeting is required in order to approve the amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.


ITEM 4 - PROPOSAL TO APPROVE THE GRANT OF STOCK APPRECIATION RIGHTS TO CERTAIN NON-OFFICER DIRECTORS

         At the Meeting, stockholders will be asked to consider and approve the grant by the Board of Directors on April 24, 1997 of the Director SAR to each of Messrs. Hatala, Lubell, Pacchia, Bartlett, Lerner, Aylward and Tipps and Ms. Hart-Brown, the non-executive officer Directors of the Company.

         The Director SARs entitle the holder thereof, upon exercise, to receive the appreciated value of a share of Common Stock in excess of $3.25, up to a maximum appreciated value of $7.00 per share. For purposes of pricing the acquisition of the Beck-Yeaggy Group, the

Common Stock was valued at $3.25 per share. See "Certain Relationship and Related Transaction - Acquisition of the Beck-Yeaggy Group."

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voted in person or by proxy at the Meeting is required in order to approve the grant of the Directors SARs.

         A form of agreement memorializing the Director SARs is attached hereto as Appendix A.

         INCOME TAX CONSEQUENCES. SAR's will not result in taxable income upon grant. Upon exercise, the optionee will realize ordinary income in an amount equal to the cash and/or the fair market value of any shares received which amount will be subject to appropriate income and employment taxes. The Company will be entitled to a corresponding compensation deduction.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE GRANT OF THE DIRECTORS SARS.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Executive officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         The Company's executive officers, directors and greater than ten percent beneficial owners had no Section 16(a) filing requirements during the year ended December 31, 1996 because the Company was not yet subject to the Exchange Act reporting requirements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         In November 1996, the Company engaged J.H. Cohn LLP as independent auditors to perform the audit of the Company's annual financial statements as successor to Arthur Andersen LLP ("Arthur Andersen"). In October, 1996, Arthur Andersen decided to no longer serve as the Company's auditors. Arthur Andersen informed the Company that it was not aware of any disputes between its firm and the Company in the context of its audits and tax return services performed for the years ended December 31, 1994 and 1995. From the effective date of the Plan in 1990 until the date hereof, there have been no disagreements between the Company and prior certified public accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such prior accountants, would have caused them to make reference in connection with their report to the subject matter of the disagreements.

STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

         Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 2300 Corporate

Boulevard, N.W., Suite 232, Boca Raton, FL 33431-8596, on or before December 29, 1997, for consideration for inclusion in the proxy material for such annual meeting of stockholders.

EXPENSES OF SOLICITATION

         The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telecopy. The Company does not expect to pay any compensation for the solicitation of proxies.

OTHER MATTERS

         The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

         If you do not plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly. Even if you do plan to attend the Meeting, please so note where provided and return the proxy card promptly.

                                             JANUS INDUSTRIES, INC.

                                             Frank E. Lawatsch, Jr.
                                             Secretary
Dated:  September 4, 1997

                                   APPENDIX A

SAR -                                            5,000 Stock Appreciation Rights


                             JANUS INDUSTRIES, INC.
                               BOARD OF DIRECTORS
                      STOCK APPRECIATION RIGHT CERTIFICATE


         Janus Industries, Inc. (the "Company"), a Delaware corporation, hereby grants to the person named below a Stock Appreciation Right ("SAR") with respect to the shares of Common Stock, par value $0.01 per share, of the Company exercisable on the following terms and conditions and those set forth on the reverse side of this certificate:

                Name of Grantee:
                                  ----------------------------------------------
                        Address:
                                  ----------------------------------------------

                                  ----------------------------------------------

            Social Security No.:
                                  ----------------------------------------------

                Number of SAR's:  5,000
                                  ----------------------------------------------

                          Price:  $3.25
                                  ----------------------------------------------

                  Date of Grant:  April 24, 1997
                                  ----------------------------------------------


                             EXERCISABILITY SCHEDULE

                                               EXERCISE PERIOD
                                     -----------------------------------------
NUMBER OF SAR'S                      COMMENCEMENT DATE         EXPIRATION DATE
---------------                      -----------------         ---------------

All SAR's                            October 25, 1997           April 23, 2003

         By acceptance of this SAR, the grantee agrees to the terms and conditions hereof.

                                          JANUS INDUSTRIES, INC.


Dated:   April 24, 1997                   By: __________________________________
                                              Name:     Louis S. Beck
                                              Title:    Chairman of the Board

ACCEPTED:


----------------------------------------

                             JANUS INDUSTRIES, INC.
                               BOARD OF DIRECTORS
                            STOCK APPRECIATION RIGHT

                              TERMS AND CONDITIONS



         1. STOCK APPRECIATION RIGHT. THIS STOCK APPRECIATION RIGHT ("SAR") IS ISSUED BY JANUS INDUSTRIES, INC. (THE "COMPANY"). THE BOARD OF DIRECTORS SHALL ADMINISTER THIS SAR AND ITS DETERMINATIONS REGARDING THIS SAR ARE FINAL AND BINDING. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED IN THIS CERTIFICATE HAVE THE MEANINGS GIVEN TO THEM IN THE JANUS INDUSTRIES, INC. 1996 STOCK OPTION PLAN.

         2. EXERCISABILITY SCHEDULE. THE SAR MAY BE EXERCISED AT ANY TIME AND FROM TIME TO TIME AND IN ACCORDANCE WITH THE EXERCISABILITY SCHEDULE SET FORTH ON THE FACE OF THIS CERTIFICATE, PROVIDED, HOWEVER, THAT THE EXERCISE OF THE SAR MAY NOT BE MADE PRIOR TO SIX MONTHS AFTER THE DATE OF GRANT OF THE SAR. THE SAR SHALL BE EXERCISABLE ONLY TO THE EXTENT THE SAR HAS A POSITIVE VALUE AND MAY NOT BE EXERCISED AFTER THE EXPIRATION DATE.

         3. METHOD OF EXERCISE OF THE SAR. TO EXERCISE THIS SAR, THE GRANTEE SHALL DELIVER WRITTEN NOTICE OF EXERCISE TO THE CHAIRMAN OF THE BOARD OF THE COMPANY SPECIFYING THE NUMBER OF RIGHTS WITH RESPECT TO WHICH THE SAR IS BEING EXERCISED. PROMPTLY FOLLOWING SUCH NOTICE, THE COMPANY WILL DELIVER TO THE GRANTEE THE PAYMENT SET FORTH HEREIN.

         4. SAR PAYMENT. UPON TENDER OF THIS SAR, THE GRANTEE SHALL BE ENTITLED TO RECEIVE PAYMENT OF AN AMOUNT DETERMINED BY MULTIPLYING THE NUMBER OF RIGHTS WITH RESPECT TO WHICH THE SAR IS BEING EXERCISED BY THE DIFFERENCE OBTAINED BY SUBTRACTING THE EXERCISE PRICE PER RIGHT OF THE SAR FROM THE FAIR MARKET VALUE OF A SHARE OF STOCK ON THE DATE OF EXERCISE OF THE SAR (THE "PAYMENT"). THE PAYMENT SHALL BE MADE IN CASH.

         6. RIGHTS AS A STOCKHOLDER OR DIRECTOR. THE GRANTEE SHALL NOT HAVE ANY RIGHTS TO CONTINUED MEMBERSHIP ON THE BOARD OF DIRECTORS BY VIRTUE OF THE GRANT OF THE SAR AND GRANTEE SHALL NOT HAVE ANY RIGHTS AS A STOCKHOLDER OF THE COMPANY BY VIRTUE OF BEING A HOLDER OF THE SAR.

         7. RECAPITALIZATION, MERGERS, ETC. IN THE EVENT OF CERTAIN CORPORATE TRANSACTIONS AFFECTING THE COMPANY'S OUTSTANDING COMMON STOCK, THE BOARD OF DIRECTORS SHALL EQUITABLY ADJUST THE NUMBER AND KIND OF RIGHTS SUBJECT TO THE SAR, THE EXERCISE PRICE OF THE SAR AND THE VALUE LIMITATION. IF SUCH TRANSACTION INVOLVES A CONSOLIDATION OR MERGER OF THE COMPANY WITH ANOTHER ENTITY, THE SALE OR EXCHANGE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY OR A REORGANIZATION OR LIQUIDATION OF THE COMPANY, THEN IN LIEU OF THE FOREGOING, THE BOARD OF DIRECTORS MAY UPON WRITTEN NOTICE TO THE GRANTEE PROVIDE THAT THE SAR SHALL TERMINATE ON A DATE NOT LESS THAN 20 DAYS AFTER THE DATE OF SUCH NOTICE UNLESS THERETOFORE EXERCISED. IN CONNECTION WITH SUCH NOTICE, THE BOARD OF DIRECTORS MAY IN ITS DISCRETION ACCELERATE OR WAIVE ANY DEFERRED EXERCISE PERIOD.

         8. SAR NOT TRANSFERABLE. THE SAR IS NOT TRANSFERABLE BY THE GRANTEE OTHERWISE THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION, AND IS EXERCISABLE, DURING THE GRANTEE'S LIFETIME, ONLY BY THE GRANTEE. ANY ATTEMPTED ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL BE VOID AND OF NO EFFECT.

         9. PAYMENT OF TAXES. THE GRANTEE SHALL PAY TO THE COMPANY, OR MAKE PROVISION SATISFACTORY TO THE COMPANY FOR PAYMENT OF, ANY TAXES REQUIRED BY LAW TO BE WITHHELD PURSUANT TO THE PAYMENT. THE COMPANY AND ITS SUBSIDIARIES MAY, TO THE EXTENT PERMITTED BY LAW, DEDUCT ANY SUCH TAX OBLIGATIONS FROM ANY PAYMENT OF ANY KIND OTHERWISE DUE TO THE GRANTEE.

         10. GOVERNING LAW. THIS SAR SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE LEGISLATIVE OR JUDICIAL CONFLICT OF LAWS RULES OF ANY STATE), EXCEPT TO THE EXTENT SUPERSEDED BY FEDERAL LAW.

         11. VALUE LIMITATION. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE DIFFERENCE BETWEEN EXERCISE PRICE PER RIGHT AND THE FAIR MARKET VALUE OF A SHARE OF COMMON STOCK AT THE DATE OF EXERCISE MAY NOT EXCEED $7.00, AS ADJUSTED PURSUANT TO PARAGRAPH 7.

         12. APPROVAL OF STOCKHOLDERS. THIS SAR MAY NOT BE EXERCISED UNTIL IT HAS BEEN APPROVED BY THE STOCKHOLDERS OF THE COMPANY.

                             JANUS INDUSTRIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 29, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Louis S. Beck and James E. Bishop and each of them, with full power of substitution as proxies for the undersigned, to attend the annual meeting of stockholders of Janus Industries, Inc. (the "Company"), to be held at The Holiday Inn, 1950 Glades Road, Boca Raton, Florida at 10:00 a.m. Eastern Daylight Time on September 29, 1997, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present.
                                            (Continued on reverse side)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1, 2, 3 AND 4                        Please mark your          [X]
                                                                                  vote as indicated in
                                                                                  this example

                                                                                              FOR    AGAINST   ABSTAIN
1.    To vote for the       FOR   WITHHOLD AUTHORITY     2.  Approval of the appointment      [ ]      [ ]       [ ]
      following nominees                                     of J.H Cohn, LLP as the
      for election as                                        Company's independent
      directors:                                             auditors for the fiscal year
                                                             ending December 31, 1997
      CLASS A DIRECTORS,
      TERM EXPIRES 2000
      Louis S. Beck, C.       [ ]           [ ]          3.  Approval of the Amendment to     [ ]      [ ]       [ ]
      Scott Bartlett,                                        the Company's Restated
      Lucille Hart-Brown,                                    Certificate of Incorporation
      Richard P. Lerner                                      changing the Company's name
                                                             to "Janus American Group, Inc."

                                                         4.  Approval of grant of stock       [ ]      [ ]       [ ]
                                                             appreciation rights to
                                                             non-officer directors of the
                                                             Company
(INSTRUCTION:  To withhold authority to vote for any
individual nominee, write the nominee's name on the
line provided below.)
                                                         5.  In their discretion, on such other business
-----------------------------------------------------        as may property come before the meeting or
                                                             any adjournment thereof

                                                                                     IF YOU PLAN TO ATTEND     [ ]
                                                                                     THE ANNUAL MEETING
                                                                                     PLEASE CHECK BOX

                                                            Unless a contrary direction is indicated, the shares represented by this proxy will be voted FOR approval of each of the
                                                            proposals; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.


SIGNATURE                                 SIGNATURE                                      DATE
            -----------------------------            -----------------------------------        ---------------------


NOTE:  PLEASE SIGN AS NAME APPEARS HEREON.  JOINT OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH
